UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	DFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2024, Discover Financial Services (the “Company”) was notified by Hope D. Mehlman, the Company’s Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary, of her intent to resign from the Company to accept a position with another company. In connection with her resignation, the Company and Ms. Mehlman entered into a letter agreement, pursuant to which Ms. Mehlman will continue to serve as the Company’s Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary through the earlier of closing of the Company’s merger with Capital One Financial Corporation (the “Merger”) or November 29, 2024 (in either case, the “Effective Date”). Pursuant to the letter agreement, the Company waived Ms. Mehlman’s obligation to repay her sign-on bonuses (which by their terms generally required Ms. Mehlman to remain employed through January 9, 2025), with a portion of such waiver subject to Ms. Mehlman not resigning or being terminated for cause prior to the Effective Date. In addition, the Company will pay to Ms. Mehlman a lump sum cash amount of $850,000 or $1,000,000, subject to Ms. Mehlman not resigning or being terminated for cause prior to the Effective Date and other conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Date: September 6, 2024	By:	/s/ Efie Vainikos
	Name:	Efie Vainikos
	Title:	Assistant Secretary